Exhibit 99.77(c)

ITEM 77C - Matters submitted to a vote of security holders

1.

A special meeting of shareholders of ING Money Market Portfolio was held on April 26, 2013 to elect 13 nominees to the Board of Trustees of ING Money Market Portfolio.

	For All	Withold All	For all Except	Broker non-vote	Total Shares Voted
Colleen D. Baldwin	396,179,301.764	37,203,632.684	0.000	0.000	433,382,934.448
John V. Boyer	396,367,733.327	37,015,201.121	0.000	0.000	433,382,934.448
Patricia W. Chadwick	396,447,449.764	36,935,484.684	0.000	0.000	433,382,934.448
Albert E. DePrince, Jr.	396,378,882.327	37,004,052.121	0.000	0.000	433,382,934.448
Peter S. Drotch	396,278,394.327	37,104,540.121	0.000	0.000	433,382,934.448
J. Michael Earley	396,351,988.327	37,030,946.121	0.000	0.000	433,382,934.448
Martin J. Gavin	396,339,001.327	37,043,933.121	0.000	0.000	433,382,934.448
Russell H. Jones	396,199,804.327	37,183,130.121	0.000	0.000	433,382,934.448
Patrick W. Kenny	396,361,081.327	37,021,853.121	0.000	0.000	433,382,934.448
Shaun P. Mathews	395,265,913.327	38,117,021.121	0.000	0.000	433,382,934.448
Joseph E. Obermeyer	396,283,966.327	37,098,968.121	0.000	0.000	433,382,934.448
Sheryl K. Pressler	396,311,026.764	37,071,907.684	0.000	0.000	433,382,934.448
Roger B. Vincent	396,390,316.327	36,992,618.121	0.000	0.000	433,382,934.448

The Proposal was adjourned to May 13, 2013.

2.

A special meeting of shareholders of ING Money Market Portfolio was held on April 26, 2013 to: 1) approve a new investment advisory agreement for the Portfolio with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 2) approve a new investment sub-advisory agreement for the Portfolio between ING Investments, LLC and ING Investment Management Co. LLC prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 3) approve a modification to the current manager-of-managers policy to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly-owned sub-advisers without obtaining the approval of the Portfolio's shareholders; and 4) approve a change in the fundamental investment policy governing concentration with respect to ING Money Market Portfolio.

Proposal*	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	373,080,173.215	29,000,395.180	31,242,815.053	59,551.000	433,382,934.448
2	373,212,141.125	29,527,747.192	30,583,494.881	59,551.250	433,382,934.448
3	350,424,790.959	51,351,550.358	31,547,041.881	59,551.250	433,382,934.448
4	360,282,975.891	39,571,229.004	33,469,178.303	59,551.250	433,382,934.448

The proposals were adjourned to May 13, 2013.

3.

A special meeting of shareholders of ING Money Market Portfolio was held on May 13, 2013 to elect 13 nominees to the Board of Trustees of ING Money Market Portfolio.

	For All	Withold All	For all Except	Broker non-vote	Total Shares Voted
Colleen D. Baldwin	434,532,769.911	49,904,205.537	0.000	0.000	484,436,975.448
John V. Boyer	434,679,658.428	49,757,317.020	0.000	0.000	484,436,975.448
Patricia W. Chadwick	434,731,103.911	49,705,871.537	0.000	0.000	484,436,975.448
Albert E. DePrince, Jr.	434,856,738.428	49,580,237.020	0.000	0.000	484,436,975.448
Peter S. Drotch	434,791,402.428	49,645,573.020	0.000	0.000	484,436,975.448
J. Michael Earley	434,670,173.428	49,766,802.020	0.000	0.000	484,436,975.448
Martin J. Gavin	434,661,164.428	49,775,811.020	0.000	0.000	484,436,975.448
Russell H. Jones	434,568,871.428	49,868,104.020	0.000	0.000	484,436,975.448
Patrick W. Kenny	434,844,636.428	49,592,339.020	0.000	0.000	484,436,975.448
Shaun P. Mathews	434,140,380.428	50,296,595.020	0.000	0.000	484,436,975.448
Joseph E. Obermeyer	434,626,390.428	49,810,585.020	0.000	0.000	484,436,975.448
Sheryl K. Pressler	434,812,570.911	49,624,404.537	0.000	0.000	484,436,975.448
Roger B. Vincent	434,694,182.428	49,742,793.020	0.000	0.000	484,436,975.448

The proposal passed.

4.

A special meeting of shareholders of ING Money Market Portfolio was held on May 13, 2013 to: 1) approve a new investment advisory agreement for the Portfolio with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 2) approve a new investment sub-advisory agreement for the Portfolio between IN Investments, LLC and ING Investment Management Co. LLC prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 3) approve a modification to the current manager-of-managers policy to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly-owned sub-advisers without obtaining the approval of the Portfolio's shareholders; and 4) approve a change in the fundamental investment policy governing concentration with respect to ING Money Market Portfolio.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	414,331,117.693	23,795,767.851	46,250,538.904	59,551.000	484,436,975.448
2	412,866,942.171	25,752,755.872	45,757,726.405	59,551.000	484,436,975.448
4	397,142,567.572	40,516,210.471	46,718,646.405	59,551.000	484,436,975.448
5	403,305,754.614	32,687,169.930	48,384,499.904	59,551.000	484,436,975.448

The proposals passed.